UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2014

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 979-0400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2014, Ikanos Communications, Inc. (the “Company”) held its annual meeting of stockholders. The final voting results on each of the matters submitted to a vote of the Company’s stockholders at the annual meeting are set forth below. Each proposal was approved by the Company’s stockholders. Each proposal is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2014. For each of the proposals below, a quorum was present.

Proposal 1.    Election of the following nominees for Class III directorships; each for a term of three years or until his successor is duly elected and qualified. The results of the voting were as follows:

Diosdado Banatao

Tallwood III, L.P. is the only stockholder eligible to vote for this seat; Tallwood III, L.P. has voted for the re-election of Mr. Banatao as a Class III director.

Jason W. Cohenour

For: 44,915,631	Withheld: 11,435,474	Broker Non-Votes: 35,232,420

Omid Tahernia

For: 44,925,826	Withheld: 11,425,279	Broker Non-Votes: 35,232,420

Proposal 2.    Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014. The results of the voting were as follows:

For: 90,804,448	Against: 776,940	Abstain: 2,137

Proposal 3.    Approval of the Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 200,000,000. The results of the voting were as follows:

For: 88,052,512	Against: 2,842,555	Abstain: 688,458

Proposal 4.    Approval of the 2014 Stock Incentive Plan. The results of the voting were as follows:

For: 48,224,496	Against: 7,845,153	Abstain: 281,456	Broker Non-Votes: 35,232,420

Proposal 5.    Advisory vote on the Company’s executive compensation. The results of the voting were as follows:

For: 51,484,968	Against: 4,575,651	Abstain: 290,486	Broker Non-Votes: 35,232,420

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2014

IKANOS COMMUNICATIONS, INC.

By:	/S/ DENNIS BENCALA
Dennis Bencala
Chief Financial Officer and Vice President of Finance

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